SCHEDULE 14A
                    Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934 (Amendment No. __)


Filed by the Registrant                     [ ]

Filed by a Party other than the Registrant  [x]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to ss. 240.14a-12

                                 Motorola, Inc.
                (Name of Registrant as Specified In Its Charter)

                                  Carl C. Icahn
                                Frank Biondi, Jr.
                              William R. Hambrecht
                               Lionel C. Kimerling
                                  Keith Meister
                                Icahn Partners LP
                          Icahn Partners Master Fund LP
                        Icahn Partners Master Fund II LP
                        Icahn Partners Master Fund III LP
                         High River Limited Partnership
                                 Barberry Corp.
                           Icahn Enterprises G.P. Inc.
                         Icahn Enterprises Holdings L.P.
                                   IPH GP LLC
                               Icahn Capital L.P.
                                Icahn Onshore LP
                                Icahn Offshore LP
                                  Beckton Corp.
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

       1) Title of each class of securities to which transaction applies:

       2) Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       4) Proposed maximum aggregate value of transaction:

       5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:

       2) Form, Schedule or Registration Statement No.:

       3) Filing Party:

       4) Date Filed:

     On February 1, 2008, Carl C. Icahn issued a press release concerning Motorola, Inc. which is attached hereto as Exhibit I and is incorporated herein by reference.

     On January 31, 2008, Carl C. Icahn issued a press release concerning Motorola, Inc. which is attached hereto as Exhibit II and is incorporated herein by reference.

     SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, FRANK BIONDI, JR., WILLIAM R. HAMBRECHT, LIONEL C. KIMERLING, KEITH MEISTER, ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II LP, ICAHN PARTNERS MASTER FUND III LP, HIGH RIVER LIMITED PARTNERSHIP, BARBERRY CORP., ICAHN ENTERPRISES G.P. INC., ICAHN ENTERPRISES HOLDINGS L.P., IPH GP LLC, ICAHN CAPITAL L.P., ICAHN ONSHORE LP, ICAHN OFFSHORE LP, BECKTON CORP., AND CERTAIN OF THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF MOTOROLA, INC. FOR USE AT ITS ANNUAL MEETING WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE AVAILABLE TO STOCKHOLDERS OF MOTOROLA, INC. FROM THE PARTICIPANTS AT NO CHARGE AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE POTENTIAL PARTICIPANTS IN A POTENTIAL PROXY SOLICITATION IS CONTAINED IN EXHIBIT III HERETO.

                                                                       EXHIBIT I
                                                                       ---------

                                  Carl C. Icahn

         ICAHN ANNOUNCES NOMINEES FOR 2008 MOTOROLA STOCKHOLDERS MEETING

Contact:  Susan Gordon: (212) 702-4309

NEW YORK, NY, FEBRUARY 1, 2008. Carl Icahn announced today that his affiliated companies have delivered written notice to Motorola, Inc. (NYSE MOT) for the nomination of Frank Biondi, Jr., William R. Hambrecht, Lionel C. Kimerling and Keith Meister for election as directors at the 2008 annual meeting of stockholders of Motorola. Mr. Icahn stated "I believe that Frank Biondi and Bill Hambrecht offer unique business insight and experience in the communications and technology arena. Lionel Kimerling is a renowned expert in the processing of semiconductor materials whom I believe can clearly lend needed insight on Motorola's silicon and technology strategy. Keith Meister is a managing director of the Icahn investment entities and offers business and investing insight that I believe will be advantageous at Motorola." A brief statement of backgrounds of the nominees is provided below.

     Frank Biondi, Jr.

     Mr. Frank Biondi, Jr. is well recognized as a senior executive with substantial executive experience, including nearly a decade as President and Chief Executive Officer of Viacom, Inc. Mr. Biondi is a director of Amgen Inc., Cablevision Systems Corp., Hasbro, Inc., The Bank of New York Company, Inc. and Seagate Technology.

     William R. Hambrecht

     Mr. William R. Hambrecht is the Founder, Chairman and Chief Executive Officer of WR Hambrecht & Co., which was instrumental in persuading Google to use an Internet-based auction for their initial public offering. He also co-founded Hambrecht & Quist, an internationally recognized leader as an investment banker to high technology entities, with early involvement in companies such as Apple Computer, Genentech and Adobe Systems. Hambrecht & Quist was sold to the Chase Manhattan Bank in 1999. Mr. Hambrecht currently serves on the Board of Trustees for The American University of Beirut and is on the Advisory Investment Committee to the Board of Regents of the University of California.

     Lionel C. Kimerling

     Lionel C. Kimerling is the Thomas Lord Professor of Materials Science and Engineering at Massachusetts Institute of Technology. Since 1993, Mr. Kimerling has been Director of the MIT Materials Processing Center where he conducts an active research program in the structure, properties and processing of semiconductor materials, and since 1997 he has been Director of the MIT Microphotonics Center. Prior to joining the MIT faculty, he was Head of the Materials Physics Research Department at AT&T Bell Laboratories from 1981 to 1990.

     Keith Meister

     Keith Meister serves as a managing director of the Icahn investment funds and since August 2003 has been the Chief Executive Officer/Principal Executive Officer of Icahn Enterprises, the stock of which has increased from $8 to $115 per share during his tenure. Mr. Meister also serves on the boards of directors of the following companies: XO Holdings, Inc., WCI Communities, Inc., and Federal-Mogul Corporation.

"I am confident that the individuals on our slate have the necessary skills to assist Motorola in executing on its recently announced, and long over due, decision regarding the separation of its Mobile Devices business in a manner which will maximize value for all shareholders. Furthermore, I believe that our slate of new candidates is necessary in order to help insure that the Board moves aggressively to confront the many challenges Motorola faces in a highly competitive marketplace" stated Mr. Icahn. "Last year Motorola refused to accept my suggestions for additions to the Board and instead engaged in an unnecessary proxy fight, insisting that they had the team and the plan to address Motorola's problems. We are all painfully aware where that leadership has taken Motorola. I hope that this year, rather than launching another battle, Motorola will instead elect to add my nominees to the Board and avoid another wasteful struggle, the only effect of which is for Motorola's Board to seek (at shareholder expense) to deny Motorola the services of qualified individuals who I believe will help Motorola to succeed."


         SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, FRANK BIONDI, JR., WILLIAM R. HAMBRECHT, LIONEL C. KIMERLING, KEITH MEISTER, ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, ICAHN PARTNERS MASTER FUND II LP, ICAHN PARTNERS MASTER FUND III LP, HIGH RIVER LIMITED PARTNERSHIP, BARBERRY CORP., ICAHN ENTERPRISES G.P. INC., ICAHN ENTERPRISES HOLDINGS L.P., IPH GP LLC, ICAHN CAPITAL L.P., ICAHN ONSHORE LP, ICAHN OFFSHORE LP, BECKTON CORP., AND CERTAIN OF THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF MOTOROLA, INC. FOR USE AT ITS ANNUAL MEETING WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE AVAILABLE TO STOCKHOLDERS OF MOTOROLA, INC. FROM THE PARTICIPANTS AT NO CHARGE AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE POTENTIAL PARTICIPANTS IN A POTENTIAL PROXY SOLICITATION IS CONTAINED IN SCHEDULE 14A WHICH IS BEING FILED TODAY WITH THE SECUTIES AND EXCHANGE COMMISSION AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.

                                                                      EXHIBIT II
                                                                      ----------


                                  Carl C. Icahn

                     Icahn Reacts to Motorola's Announcement
                     ---------------------------------------


NEW YORK, NY, JANUARY 31, 2008. In response to today's announcement from Motorola, Inc. (NYSE: MOT) Carl C. Icahn today stated: "For many months I have been publicly advocating the separation of Mobile Devices from Motorola's other business and I am pleased to see that Motorola is finally exploring that proposal. However, we have previously informed Motorola that we expect to run a slate of directors for the upcoming annual meeting and this announcement by Motorola will not deter us from that effort -- we believe Motorola is finally moving in the right direction but certainly still has a long way to go."

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY MR. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF MOTOROLA, INC. WHEN AND IF THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF MOTOROLA, INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE POTENTIAL PARTICIPANTS IN A POTENTIAL PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 14A FILED BY MR. ICAHN AND HIS AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 9, 2007 WITH RESPECT TO MOTOROLA, INC. THAT SCHEDULE 14A RELATES TO THE PREVIOUS PROXY SOLICITATION AND IT IS CURRENTLY AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE.


Contact:  Susan Gordon: (212) 702-4309

                                                                     EXHIBIT III
                                                                     -----------

                             POTENTIAL PARTICIPANTS

     The potential participants in the potential solicitation of proxies (the "Participants") from stockholders of Motorola, Inc. ("Motorola" or the "Corporation") may include the following: Icahn Partners LP, a Delaware limited partnership ("Icahn Partners"), Icahn Partners Master Fund LP, a Cayman Islands limited partnership ("Icahn Master"), Icahn Partners Master Fund II LP, a Cayman Islands limited partnership ("Icahn Master II"), Icahn Partners Master Fund III LP, a Cayman Islands limited partnership ("Icahn Master III"), High River Limited Partnership, a Delaware limited partnership ("High River"), Barberry Corp., a Delaware corporation ("Barberry"), Hopper Investments LLC, a Delaware limited liability company ("Hopper"), Beckton Corp., a Delaware corporation ("Beckton"), Icahn Enterprises G.P. Inc., a Delaware corporation ("Icahn
Enterprises   GP"),  Icahn   Enterprises   Holdings  L.P.,  a  Delaware  limited
partnership ("Icahn Enterprises Holdings"), IPH GP LLC, a Delaware limited liability company ("IPH"), Icahn Capital L.P., a Delaware limited partnership ("Icahn Capital"), Icahn Onshore LP, a Delaware limited partnership ("Icahn Onshore"), Icahn Offshore LP, a Delaware limited partnership ("Icahn Offshore"), Carl C. Icahn, Frank Biondi, Jr., William R. Hambrecht, Lionel C. Kimerling and Keith A. Meister.

     The address of Icahn Partners, High River, Barberry, Hopper, Beckton, Icahn Enterprises GP, Icahn Enterprises Holdings, IPH, Icahn Capital, Icahn Onshore and Icahn Offshore is White Plains Plaza, 445 Hamilton Avenue - Suite 1210, White Plains, NY 10601. The address of Icahn Master, Icahn Master II and Icahn Master III is c/o Walkers SPV Limited, P.O. Box 908GT, 87 Mary Street, George Town, Grand Cayman, Cayman Islands. The business address of Mr. Icahn and Mr. Meister is Icahn Capital LP, 767 Fifth Avenue, 47th Floor, New York, NY 10153. The business address of Mr. Biondi, Jr. is WaterView Advisors LLC, Carnegie Hall Tower 152 West 57th Street 46th Floor, New York, NY 10019. The business address of Mr. Hambrecht is WR Hambrecht + Co, 539 Bryant Street, Suite 100, San Francisco, CA 94107. The business address of Mr. Kimerling is Massachusetts Institute of Technology, 77 Massachusetts Avenue, Cambridge, MA 02139-4307.

     Icahn Partners, Icahn Master, Icahn Master II, Icahn Master III and High River (collectively, the "Icahn Parties") are entities controlled by Carl C. Icahn. Mr. Meister is an employee and/or officer and director of the Icahn Parties and various other entities controlled by Mr. Icahn who may also participate in soliciting proxies from Motorola stockholders. Mr. Meister does not own beneficially any interest in securities of Motorola, and will not receive any special compensation in connection with such solicitation. In connection with his employment by Mr. Icahn and his affiliated companies, Mr. Meister, among other employees, has a participatory interest in the profits derived by Mr. Icahn and/or his affiliated entities from Icahn Partners, Icahn Master, Icahn Master II and Icahn Master III (collectively, the "Funds"). Because only a portion of such profit interests are distributed and because of their other investments in the Funds, Mr. Meister also has capital accounts in the Funds. In the aggregate: Mr. Meister's profit interests and capital accounts in the Funds entitle him to less than 5% of the profits generated by the Funds.

     Neither Mr. Biondi, Jr. nor Mr. Hambrecht owns beneficially any interest in the securities of Motorola. Mr. Kimerling (through Kimerling Family Investments, an Alabama limited partnership that he controls and is the President of ) beneficially owns (i) 9000 Shares and (ii) 1000 8.375% Corporate Backed Trust Certificates of Lehman ABS, Motorola Debenture-Backed Series 2002-14, final scheduled distribution date November 15, 2028, initial principal amount $25 per each such certificate, with underlying securities being 6-1/2% Debentures due November 15, 2028 issued by the Corporation. Each of Mr. Biondi, Jr., Mr. Hambrecht and Mr. Kimerling have an interest in the election of directors at the Motorola 2008 Annual Meeting of Stockholders pursuant to a nominee agreement among each of such individuals and the Icahn Parties, pursuant to which the Icahn Parties have agreed to pay each of them a fee of $25,000.

     Barberry is the sole member of Hopper, which is the general partner of High River. Beckton is the sole stockholder of Icahn Enterprises GP, which is the general partner of Icahn Enterprises Holdings. Icahn Enterprises Holdings is the sole member of IPH, which is the general partner of Icahn Capital. Icahn Capital is the general partner of each of Icahn Onshore LP and Icahn Offshore. Icahn Onshore is the general partner of Icahn Partners. Icahn Offshore is the general partner of each of Icahn Master, Icahn Master II and Icahn Master III. Each of Barberry and Beckton is 100 percent owned by Carl C. Icahn. As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of the Icahn Parties.

     As of the end of business on January 31, 2008, the Icahn Parties may be deemed to beneficially own, in the aggregate, 114,289,100 shares of common stock, par value $3 per share, issued by Motorola (the "Shares"), representing approximately 5% of the Corporation's outstanding Shares (based upon the 2,284,320,984 Shares stated to be outstanding as of September 29, 2007 by the Corporation in the Corporation's Form 10-Q filed with the Securities and Exchange Commission on November 6, 2007 for the quarter ended September 29,
2007).

     High River has sole voting power and sole dispositive power with regard to 22,857,820 Shares. Each of Hopper, Barberry and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Partners has sole voting power and sole dispositive power with regard to 34,336,794 Shares. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Master has sole voting power and sole dispositive power with regard to 39,729,937 Shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Master II has sole voting power and sole dispositive power with regard to 12,591,631 Shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Master III has sole voting power and sole dispositive power with regard to 4,772,918 Shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares.

     Each of Hopper, Barberry and Mr. Icahn, by virtue of their relationships to High River, may be deemed to indirectly beneficially own the Shares which High River directly beneficially owns. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners, may be deemed to indirectly beneficially own the Shares which Icahn Partners directly beneficially owns. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Master, Icahn Master II and Icahn Master III, may be deemed to indirectly beneficially own the Shares which Icahn Master, Icahn Master II and Icahn Master III directly beneficially own.